UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
IDEATION ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0688094

(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

100 North Crescent Drive
Beverly Hills, California	90210

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144218
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be registered	each class is to be registered

Units, each consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Warrants, each exercisable for one share of Common Stock at an exercise price of $6.00 per share	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the Units, Common Stock and Warrants of Ideation Acquisition Corp. (the “Registrant”). The description of the Units, Common Stock and Warrants is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1, File No. 333-144218 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on June 29, 2007, together with all amendments filed with respect thereto. This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Index to Exhibits
     The following have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

Exhibit
Number	Description of Document

3.1*	Certificate of Incorporation
3.2*	By-Laws
3.3*	Form of Amended and Restated Certificate of Incorporation
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Form of Warrant Certificate
4.4*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, File No. 333-144218, as amended, which is included herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IDEATION ACQUISITION CORP.
By:	/s/ Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

Dated: November 5, 2007

3